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                                EXHIBIT (d)(5)(e)
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                              SUBADVISORY AGREEMENT

     THIS AGREEMENT is made and entered into as of this 24th day of September, 1999, among NATIONWIDE SEPARATE ACCOUNT TRUST, a Massachusetts business trust (the "Trust"), VILLANOVA MUTUAL FUND CAPITAL TRUST (the "Adviser"), a Delaware business trust registered under the Investment Advisers Act of 1940 (the "Advisers Act"), and THE DREYFUS CORPORATION, a New York corporation (the "Subadviser"), also registered under the Advisers Act.

                                   WITNESSETH:

     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act");

     WHEREAS, the Adviser has, pursuant to an Advisory Agreement with the Trust dated as of May 9,1998 (the "Advisory Agreement"), been retained to act as investment adviser for certain of the series of the Trust which are listed on Exhibit A to this Agreement (each, a "Fund");

     WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS, the Adviser desires to retain Subadviser to assist it in the provision of a continuous investment program for that portion of the Fund's assets which the Adviser will assign to the Subadviser (the "Subadviser Assets"), and Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

     NOW,  THEREFORE,  the  parties  do  mutually  agree and promise as follows:

1. Appointment as Subadviser. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage the Subadviser Assets subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terns of this Agreement; and the Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Assets. It is recognized that the Subadviser now acts, and that from time to time hereafter may act, as investment adviser to one or more other investment companies and to fiduciary or other managed accounts and that the Adviser and the Trust have no objection to such activities.

2.   Duties  of  Subadviser.

     (a) Investments. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund's prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Adviser and the Fund's Board of Trustees, to purchase, hold and sell investments for the Subadviser Assets and to monitor on a continuous basis the performance of the Subadviser Assets. In providing these services, the Subadviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Subadviser Assets. The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with its activities under this Agreement, including, without limitation, information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund's affairs.


                                    -- 164 --

     (b) Compliance with Applicable Laws and Governing Documents. In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Trust's Declaration of Trust and By-Laws and the Prospectus and with the instructions and directions received in writing from the Adviser or the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code"), (including the requirements for qualification as a regulated investment company), and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring the Fund's overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and the Subadviser is only obligated to comply with this subsection (b) with respect to the Subadviser Assets.

               The Adviser will provide the Subadviser with reasonable advance notice of any change in the Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Subadviser Assets consistent with such changes, provided the Subadviser has received notice of the effectiveness of such changes from the Trust or the Adviser. For purposes of this subsection, receipt of a modified Prospectus by the Subadviser shall constitute notice of the effectiveness of such changes. The Adviser acknowledges and agrees that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished by the Subadviser to the Fund or to the Adviser specifically for inclusion in the Prospectus. The Subadviser hereby agrees to provide to the Adviser in a timely manner such information relating to the Subadviser and its relationship to, and actions for, the Fund as may be required to be contained in the Prospectus.

     (c) Voting of Proxies. The Subadviser shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from the Adviser or the Fund or take any action with respect thereto. If both the Subadviser and another entity managing assets of the Fund have invested in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of the security.

     (d) Agent. Subject to any other written instructions of the Adviser or the Trust, the Subadviser is hereby appointed the Adviser's and the Trust's agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Subadviser Assets. The Subadviser agrees to provide the Adviser and the Trust with copies of any such agreements executed on behalf of the Adviser or the Trust.

     (e) Brokerage. The Subadviser is authorized, subject to the supervision of the Adviser and the Trust's Board of Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Subadviser Assets with or through, such persons, brokers or dealers ("brokers") as Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser shall place all orders for the purchase and sale of Subadviser Assets for the Fund's account with brokers selected by the Subadviser. In the selection of such brokers and the placing of such orders, the Subadviser shall seek to obtain for the Fund, in its opinion, the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker involved, and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees may determine, or as may be mutually agreed to by the Adviser and the Subadviser, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services to the Subadviser an amount of commission for effecting a Fund investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction.

                                    -- 165 --

               It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund.

     (f) Securities Transactions. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Subadviser and any affiliated person of the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

               The Subadviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and the Subadviser s Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On a quarterly basis, the Subadviser will either (i) certify to the Adviser that, to the best of its knowledge at that time, the Subadviser and its Access Persons have complied with the Subadviser's Code of Ethics with respect to the Subadviser Assets or (ii) identify any material violations which have occurred with respect to the Subadviser Assets.

     (g) Books and Records. Pursuant to the 1940 Act and the rules and regulations promulgated thereunder, the Subadviser shall maintain separate books and detailed records of all matters pertaining to the Subadviser Assets (the "Fund's Books and Records"), including, without limitation, a daily ledger of such assets and liabilities relating thereto and brokerage and other records of all securities transactions. The Fund's Books and Records (relating to the Subadviser Assets) shall be available to the Adviser at any time upon request and shall be available for telecopying without delay to the Adviser during any day that the Fund is open for business.

     (h) Information Concerning Subadviser Assets and Subadviser. From time to time as the Adviser or the Fund may reasonably request, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on Subadviser Assets held in the portfolio, all in such detail as the Adviser or the Fund may reasonably request. The Subadviser will also inform the Adviser in a timely manner of material changes in primary portfolio manager(s) responsible for Subadviser Assets or of material changes in the control of the Subadviser. The Subadviser will make available one or more of its officers and employees to meet with the Trust's Board of Trustees on reasonable due notice to review the Subadviser Assets.

               The Subadviser will also provide such information or perform such additional acts as are customarily performed by a subadviser and may be required for the Fund or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the Code, the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the "Securities Act") and any state securities laws, and any rule or regulation thereunder.

     (i) Custody Arrangements. The Subadviser shall on each business day provide the Adviser and the Trust's custodian such information as the Adviser and the Trust's custodian may reasonably request relating to all transactions concerning the Subadviser Assets.

     (j) Historical Performance Information. To the extent agreed upon by the parties, the Subadviser will provide the Trust with historical performance information on similarly managed investment companies or for other accounts to be included in the Prospectus, or for any other uses permitted by applicable law.

3. Independent Contractor. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund, the Trust or the Adviser.


                                    -- 166 --

4. Expenses. During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund. The Subadviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Subadviser shall not be responsible for the Trust's, the Fund's or Adviser's expenses. The Trust or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of the Fund or the Adviser as may be reasonably incurred by such Subadviser on behalf of the Fund or the Adviser. The Subadviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

5. Compensation. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Subadviser will be entitled to the fee listed for each Fund on Exhibit A. Such fees will be computed daily and payable no later than the seventh (7th) business day following the end of each month, from the Adviser or the Trust, calculated at an annual rate based on the Subadviser Assets' average daily net assets.

     The method of determining net assets of the Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the Shares as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

     Notwithstanding any other provision of this Agreement, the Subadviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue). Any such fee reduction may be discontinued or modified by the Subadviser at any time.

6. Representations and Warranties of Subadviser. The Subadviser represents and warrants to the Adviser and the Fund as follows:

     (a) The Subadviser is registered as an investment adviser under the Advisers Act;

     (b) The Subadviser has filed a notice of exemption pursuant to Rule 4.14 under the Commodity Exchange Act (the "CEA") with the Commodity Futures Trading Commission (the "CFTC") and the National Futures
          Association  ("NFA"),  or  is  not  required  to  file such exemption;

     (c) The Subadviser is a corporation duly organized and validly existing under the laws of the State of New York with the power to own and possess its assets and carry on its business as it is now being conducted;

     (d) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser; and

     (e) The Form ADV of the Subadviser previously provided to the Adviser is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

7. Representations and Warranties of Adviser. The Adviser represents and warrants to the Subadviser as follows:

     (a) The Adviser is registered as an investment adviser under the Advisers Act;

     (b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the CFTC and the NFA or is not required to file such exemption;

     (c) The Adviser is a business trust duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;


                                    -- 167 --

     (d) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders or directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, Judgment, injunction, order, decree or other instrument binding upon the Adviser;

     (e) The Form ADV of the Adviser previously provided to the Subadviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

     (f) The Adviser acknowledges that it received a copy of the Subadviser's Form ADV prior to the execution of this Agreement.

8. Representations and Warranties of the Trust. The Trust represents and warrants to the Adviser and the Subadviser as follows:

     (a) The Trust is a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts with the power to own and possess its assets and carry on its business as it is now being conducted;

     (b) The Trust is registered as an investment company under the 1940 Act and the Fund's shares are registered under the Securities Act of 1933; and

     (c) The execution, delivery and performance by the Trust of this Agreement are within the Trust's powers and have been duly authorized by all necessary action on the part of the Trust and its Board of Trustees, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Trust for the execution, delivery and performance by the Trust of this Agreement, and the execution, delivery and performance by the Trust of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Trust's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Trust.

9. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Subadviser, the Adviser, and the Trust pursuant to Sections 6, 7 and 8, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

10.  Liability  and  Indemnification.

     (a) Liability. In the absence of wilful misfeasance, bad faith or gross negligence on its part in the performance of its duties or reckless disregard of its obligations and duties hereunder, the Subadviser, any affiliated person of the Subadviser and each person, if any, who within the meaning of the Securities Act controls the Subadviser ("Controlling Persons") shall not be liable to the Adviser, the Trust or the Fund or any of the Fund's shareholders for any error of judgment or mistake of law or for any loss suffered by the Adviser or the Fund in connection with the matters to which the Agreement relates, and, in the absence of wilful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any affiliated person of the Adviser and each of its Controlling Persons shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets.

     (b) Indemnification. The Subadviser shall indemnity the Adviser and the Trust, and their respective officers and directors and trustees, for any liability and expenses, including reasonable attorneys' fees, which may be sustained as a result of the Subadviser's wilful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its duties hereunder. Notwithstanding any other provision in this Agreement, the Subadviser will indemnity the Adviser and the Trust, and their respective Affiliated Persons and Controlling Persons for any liability and expenses, including reasonable attorneys' fees, to which they may be subjected as a result

                                    -- 168 --
          of the Subadviser providing inaccurate historical performance calculations concerning the Subadviser's composite account data or historical performance information on similarly managed investment companies or accounts, except that the Adviser and the Trust and their respective affiliated persons and Controlling Persons shall not be indemnified for any liability or expense resulting from their negligence or willful misconduct in using such information.

               The Adviser shall indemnify the Subadviser, its affiliated persons, its Controlling Persons and its officers and directors, for any liability and expenses, including attorneys fees, which may be sustained as a result of the Adviser's wilful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

11.  Duration  and  Termination.

     (a) Duration. Unless sooner terminated, this Agreement shall continue until -----------, 2001 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or
          (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     (b) Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

          (i) By vote of a majority of the Trust's Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, in each case, upon at least sixty (60) days' written notice to the Subadviser;

          (ii) By any party hereto immediately upon written notice to the other parties in the event of a material breach of any provision of this Agreement by any of the other parties; or

          (iii) By the Subadviser upon at least 120 days' written notice to the Adviser and the Trust.

          This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.

12. Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement. Nothing contained in this Agreement shall obligate the Adviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.

13. Reference to Subadviser. Neither the Adviser nor any affiliate or agent of it shall make reference to or use the name of Subadviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by Subadviser to the Fund, which references shall not differ in substance from those included in the Fund's Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Subadviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any affiliate thereof to satisfy the foregoing obligation.

14. Amendment. This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by: a) the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act) and b) the vote of a majority of those Trustees of the Trust who are not "interested persons" of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

15. Confidentiality. Subject to the duties of the Adviser, the Fund and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof.


                                    -- 169 --

16. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

                    (a)  If  to  the  Subadviser:
                         The  Dreyfus  Corporation
                         200  Park  Avenue
                         New  York,  NY  10166
                         Attention:  General  Counsel
                         Facsimile:  (212)  922-6880

                    (b)  If  to  the  Adviser:
                         Villanova  Mutual  Fund  Capital  Trust

                         Attention:
                         Facsimile:

                    (c)  If  to  the  Trust:
                         Nationwide  Separate  Account  Trust
                         Three  Nationwide  Plaza,  26th  Floor
                         Columbus,  OH  43215
                         Attention:  James  F.  Laird,  Jr.
                         Facsimile:  (614)  249-7424

17. Jurisdiction. This Agreement shall be governed by and construed to be in accordance with substantive laws of the Commonwealth of Massachusetts without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

19. Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, "interested person," "affiliated person," and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

21. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

22. Nationwide Separate Account Trust and its Trustees. The terms "Nationwide Separate Account Trust" and the "Trustees of Nationwide Separate Account Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of June 30, 1981, as has been or may be amended from time to time, and to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name or on behalf thereof by any of Nationwide Separate Account Trust's Trustees, representatives, or agents are not made individually, but only in their capacities with respect to Nationwide Separate Account Trust. Such obligations are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the assets of the Trust. All persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.


                                    -- 170 --

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        NATIONWIDE  SEPARATE  ACCOUNT  TRUST

                                        By:  /s/  James  F.  Laird,  Jr.
                                        Title:  Treasurer

                                        ADVISER
                                        VILLANOVA  MUTUAL  FUND  CAPITAL  TRUST

                                        By:  /s/  Christopher  A.  Cray
                                        Title:  Treasurer

                                        SUBADVISER
                                        THE  DREYFUS  CORPORATION

                                        By:  /s/  PRESIDENT
                                        Title:  President

                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                   BETWEEN NATIONWIDE SEPARATE ACCOUNT TRUST,
                       VILLANOVA MUTUAL FUND CAPITAL TRUST
                           AND THE DREYFUS CORPORATION

Fund  of  the  Trust                Advisory  Fees
Nationwide  Mid Cap Index Fund      0.10% on Subadviser Assets up to
                                    $250 million

                                    0.09%  for  Subadviser  Assets of
                                    $250 million and more, but less than
                                    $500 million

                                    0.08%  for  Subadviser  Assets  of
                                    $500 million and more but less than
                                    $750 million

                                    0.07%  for  Subadviser  Assets  of
                                    $750  million and more but less than
                                    $1 billion

                                    0.05%  for  Subadviser  Assets  of
                                    $1  billion  and  more

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                                    -- 171 --